SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   _________


                                    FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 17, 2001



FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
(Exact Name of Registrant as specified in Charter)


Kentucky 0-18832 61-1168311
(State or other (Commission (IRS Employer jurisdiction of File Number) Identification No.) incorporation)


2323 Ring Road
Elizabethtown, Kentucky
42701
(Address of principal executive offices)(Zip code)


(270) 765-2131
(Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report.)


INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure

As of the date of this report, First Federal Financial Corporation of Kentucky (the "Company") is not engaged in discussions with any third party concerning a possible merger, acquisition, asset sale or other transaction that would result in a change of control of the Company. This statement is made as of the date of this report, and the Company undertakes no obligation to update the statement to reflect future developments.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY



Date: May 17, 2001 By  /s/ B. Keith Johnson
B. Keith Johnson
President and Chief Executive Officer




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